The
Shemano
Group
         Sent Via Fax  212-983-1107

September 18, 2000

Elizabeth Florez
Constellaton 3D, Inc.
230 Park Avenue, Suite 453
New York, NY  10169

RE: 200,000 Warrants, Strike $14.65. Exp. August 2005

Dear Mr. Berezowsky,

Following are the warrant registration instructions granted to The Shemano Group for the 400,000 5 year Constellation 3D, Inc. warrants.

140,000 Warrants
Gary J. Shemano
c/o The Shemano Group, Inc.
601 California Street, Suite 1150
San Francisco, California 94108
Social Security Number:  ###-##-####

70,000 Warrants
Michael R. Jacks
c/o The Shemano Group, Inc.
601 California Street, Suite 1150
San Francisco, California  94108
Social Security Number:  ###-##-####

140,000 Warrants
Bill Corbett
c/o The Shemano Group, Inc.
601 California Street, Suite 1150
San Francisco, California  94108
Social Security Number:  ###-##-####

50,000 Warrants
Eric Lipetz
82 Canterbury Road
Chatham, New Jersey  07928

Thanking you in advance for your cooperation.

Sincerely,


 /s/ Estella Truijillo
----------------------
Estella Truijillo
Vice President

         THE SHEMANO GROUP - 601 California St., Suite 1105 - San Francisco, CA 94108 Tel: 415-274-3200 Toll Free: 800-316-9901 - Fax: 415-274-3238 - E-Mail:
Information @shemano.com